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                                                               EXHIBIT (A)(1)(D)

    [LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER
                                   NOMINEES]
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                           OFFER TO PURCHASE FOR CASH

                                       BY

                             BOOKS-A-MILLION, INC.
                                       OF
                   UP TO 4,000,000 SHARES OF ITS COMMON STOCK
   AT A PURCHASE PRICE NOT GREATER THAN $10.00 NOR LESS THAN $8.75 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON THURSDAY, JULY 21, 2005, UNLESS THE OFFER IS EXTENDED.

                                                                   June 23, 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Books-A-Million, Inc., a Delaware corporation (the "Company"), to act as Information Agent in connection with its offer to purchase for cash up to 4,000,000 shares of its common stock, $0.01 par value per share, at a price, net to the seller in cash, without interest, not greater than $10.00 nor less than $8.75 per share, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 23, 2005 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold shares registered in your name or in the name of your nominee.

     Enclosed with this letter are copies of the following documents:

          1. Offer to Purchase dated June 23, 2005;

          2. Letter of Transmittal, for your use in accepting the Offer and tendering shares of and for the information of your clients;

          3. A form of letter that may be sent to your clients for whose account you hold shares registered in your name or in the name of a nominee, with an Instruction Form provided for obtaining such client's instructions with regard to the Offer;

          4. Notice of Guaranteed Delivery with respect to shares, to be used to accept the Offer in the event you are unable to deliver the share certificates, together with all other required documents, to the Depositary before the Expiration Time, or if the procedure for book-entry transfer cannot be completed before the Expiration Time;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

          6. Return envelope addressed to Wells Fargo Shareowner Services as the Depositary; and

          7. Letter to stockholders from the President and Chief Executive Officer of the Company.

     CERTAIN CONDITIONS TO THE OFFER ARE DESCRIBED IN SECTION 7 OF THE OFFER TO PURCHASE.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 21, 2005, UNLESS THE OFFER IS EXTENDED.
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     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE
SHARES REGARDLESS OF ANY EXTENSION OF, OR AMENDMENT TO, THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

     The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, Information Agent and the Depositary, as described in the Offer to Purchase) in connection with the solicitation of tenders of shares pursuant to the Offer. However, the Company will, on request, reimburse you for customary mailing and handling expenses incurred by you in forwarding copies of the enclosed Offer materials to your clients. The Company will pay or cause to be paid any stock transfer taxes applicable to its purchase of shares pursuant to the Offer, except as otherwise provided in the Offer to Purchase and Letter of Transmittal (see Instruction 7 of the Letter of Transmittal).

     Questions and requests for additional copies of the enclosed material may be directed to us at our address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          D. F. KING & CO., INC.

NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE DEPOSITARY, THE DEALER MANAGER, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.